UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32597 (Commission File Number)	20-2697511 (I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 405-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 14, 2015, the board of directors (the “Board”) of CF Industries Holdings, Inc. (the “Company”) adopted amendments to the Company’s bylaws, in the form of the Company’s Fourth Amended and Restated Bylaws (the “Bylaws”), to modify the “proxy access” provisions of the Company’s bylaws and eliminate provisions of the Company’s bylaws related to Board classification. The amendments to the proxy access provisions include amendments in response to the approval by the Company’s stockholders of a non-binding proxy access stockholder proposal at the Company’s 2015 annual meeting of stockholders held on May 15, 2015 (the “2015 Annual Meeting”).

The amendments to the proxy access bylaw provisions reduce the qualifying ownership threshold from 5% to 3% of the Company’s outstanding common stock and increase the maximum number of stockholder-nominated candidates, as a percentage of the directors in office at the time of nomination, from 20% to 25%. Under new provisions included in the proxy access bylaw amendments (i) for purposes of determining qualifying ownership, loaned shares are counted as owned if the applicable stockholder has the power to recall the shares on five business days’ notice, and hedged shares are counted as owned if the hedging is across a broad multi-industry investment portfolio and is solely with respect to currency risk, interest rate risk or, using a broad index-based hedge, equity risk; (ii) for purposes of determining the number of stockholders comprising a group of stockholders, any two or more funds under common management or sharing a common investment adviser will be counted as one stockholder; (iii) any director in office as of the nomination deadline who was included in the Company’s proxy materials as a stockholder nominee for either of the two preceding annual meetings and whom the Board decides to renominate for election to the Board will be counted against the 25% maximum number of stockholder-nominated candidates; and (iv) the Company would not be required to include stockholder nominees in its proxy materials for any meeting for which the Company receives notice of one or more nominations pursuant to the advance notice provisions of the Bylaws. The proxy access bylaw amendments also modify provisions relating to disclosure, representations and agreements required to be provided by nominating stockholders and add a number of other procedural provisions and clarifications.

The foregoing general description is qualified in its entirety by reference to the text of the Bylaws, a copy of which is included as Exhibit 3.1 to this report and incorporated by reference herein. In addition, a copy of the Bylaws marked to show changes as compared to the Company’s Third Amended and Restated Bylaws, as in effect immediately prior to the adoption of the Bylaws, is included as Exhibit 3.2 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Fourth Amended and Restated Bylaws of CF Industries Holdings, Inc., effective October 14, 2015
3.2	Fourth Amended and Restated Bylaws of CF Industries Holdings, Inc., effective October 14, 2015, marked to show changes against the Third Amended and Restated Bylaws of CF Industries Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2015	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Senior Vice President, General
Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Fourth Amended and Restated Bylaws of CF Industries Holdings, Inc., effective October 14, 2015
3.2	Fourth Amended and Restated Bylaws of CF Industries Holdings, Inc., effective October 14, 2015, marked to show changes against the Third Amended and Restated Bylaws of CF Industries Holdings, Inc.